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                                                                     EXHIBIT 5.1

HARNEYS
British Virgin Islands and Anguillan lawyers

Associated offices                           Harney Westwood & Riegels
                                             Craigmuir Chambers
London                                       PO Box 71
Tel: +44 (0) 20 7440 8790                    Road Town, Tortola
Fax: +44 (0) 20 7440 8791                    British Virgin Islands
                                             Tel: +1 284 494 2233
Anguilla                                     Fax: +1 284 494 3547
Tel: +1 264 498 5000                         www.harneys.com
Fax: +1 264 498 5001

                                             Your Ref

20 December 2005                             Our Ref         035074.0002-SDD

OpenTV Corp.
275 Sacramento Street
San Francisco, CA
94111

Dear Sirs

REGISTRATION STATEMENT ON FORM S-8 FILED BY OPENTV CORP., RELATING TO THE OPENTV CORP. 2005 INCENTIVE PLAN

We are British Virgin Islands counsel to OpenTV Corp., a British Virgin Islands company (the "COMPANY") in connection with the preparation, execution and filing of a Registration Statement under the Securities Act of 1933, as amended, on Form S-8 relating to the registration of 6,000,000 Class A Ordinary Shares, no par value, of the Company (the "SHARES") which may be issued pursuant to the OpenTV Corp. 2005 Incentive Plan (the "PLAN").

For the purpose of this opinion, we have examined originals or copies of the Plan, the Memorandum and Articles of Association of the Company, a Registered Agent's Certificate dated 16 December 2005, an electronic copy of the written consent of the Board of Directors of the Company dated 13 October 2005 and an electronic copy of the minutes of the annual meeting of the members of the Company held on 10 November 2005.

For the purposes of this opinion we have assumed the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us and that all representations of fact (other than those opined on below) expressed in or implied by the documents are accurate. We have also assumed that the above-mentioned resolutions were passed at duly convened and quorate meetings by the appropriate persons where applicable and that they remain in full force and effect, having not been revoked by subsequent resolution.

On the basis of the foregoing, we are of the opinion that any newly issued Shares issued by the Company in accordance with the terms of the Plan, will be duly authorised, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Plan.

Yours faithfully
/s/ HARNEY WESTWOOD & RIEGELS

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